Exhibit 2.2

AMENDMENT NO. 1 TO THE PURCHASE AND SALE AGREEMENT

DATED OCTOBER 26, 2012

BY AND BETWEEN DANMARK EAST TEXAS FIELD L.P.

AND DANMARK OPERATING COMPANY LLC

AND

QUANTUM RESOURCES MANAGEMENT, LLC

This Amendment No. 1 (the “Amendment”) dated November 1, 2012, to the Purchase and Sale Agreement (the “PSA”) dated October 26, 2012 by and between DANMARK EAST TEXAS FIELD L.P., a Texas limited partnership, and DANMARK OPERATING COMPANY LLC, a Texas limited liability company (collectively “Seller”) and QUANTUM RESOURCES MANAGEMENT, LLC, a Delaware limited liability company “Buyer”) is made by and among Seller, Buyer and QRE OPERATING, LLC, (“QRE Operating”), a Delaware limited liability company. Buyer, Seller and QRE Operating are sometimes herein individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to recent discussions among the Parties, the Parties have agreed to amend the Agreement to replace Quantum Resources Management, LLC with QRE Operating as the Buyer under the PSA.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to and hereby amend the PSA as follows:

1.	Beginning on Line five of the first paragraph of page one, deleting “QUANTUM RESOURCES MANAGEMENT, L.L.C.” and substituting it its place, “QRE OPERATING, LLC.”

2.	In Section 12.03, in the second indented section, deleting “Quantum Resources Management, LLC” and substituting in its place, “QRE Operating, LLC.”

3.	On page 36, in the signature block for Buyer, deleting “QUANTUM RESOURCES MANAGEMENT, L.L.C.” and substituting in its place “QRE OPERATING, LLC.”

4.	This Amendment may be executed in multiple counterparts, all of which taken together shall constitute a single agreement. A facsimile or scanned signature on a counterpart to this Amendment shall be treated as an original signature for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

QUANTUM RESOURCES MANAGEMENT, L.L.C.

By	/s/ Mark Castiglione
Name:	Mark Castiglione
Title:	Vice President, Business Development

QRE OPERATING, LLC

By	/s/ Mark Castiglione
Name:	Mark Castiglione
Title:	Vice President, Business Development

DANMARK EAST TEXAS FIELD L.P.

By:	Danmark Management LP,
its General Partner

By:	Danmark Energy Services, Inc.,
its General Partner

By	/s/ Daniel M. Mitchell
Daniel M. Mitchell, President

DANMARK OPERATING COMPANY LLC

By	/s/ Daniel M. Mitchell
Daniel M. Mitchell, President